Exhibit 99.1

LOOKSMART REPORTS SECOND QUARTER 2012 RESULTS

Progressive Release of New Product Suite Targets Significant Market Opportunity

SAN FRANCISCO, August 2, 2012 (GLOBE NEWSWIRE) -- LookSmart, Ltd. (NASDAQ:  LOOK), an online search advertising network solutions company, today announced financial results for the second quarter ended June 30, 2012.

Revenues for the second quarter of 2012 were $3.6 million, compared to $6.6 million in the second quarter of 2011 and $4.0 million in the first quarter of 2012. Revenues from the Company's Advertiser Networks were $3.3 million in the second quarter of 2012, $6.3 million in the second quarter of 2011 and $3.6 million in the first quarter of 2012. Revenues from the Company's Publisher Solutions were $0.3 million in the second quarter of 2012 and 2011, and $0.4 million in the first quarter of 2012.

Net loss for the second quarter of 2012 was $2.4 million, or ($0.14) per diluted share. This compares to a net income for the second quarter of 2011 of $354 thousand, or $0.02 per diluted share. Net loss for the first quarter of 2012 was $2.1 million, or ($0.12) per diluted share.

Commenting on the results, Dr. Jean-Yves Dexmier, Executive Chairman and Chief Executive Officer said, “Our second quarter results were in line with our expectations, as we continue to strategically shift away from the historical intermediary business model. We have made significant progress on the development of our next generation product suite and we have announced the release of the first component a few weeks ago, adding display advertising solutions to our portfolio of performance-based online advertising offerings. We will continue to progressively release the components of our new integrated product suite starting this quarter and believe that it will position LookSmart well to capture the significant opportunity of integrated Search and Display while contributing to short term performance improvement.”

Gross margin decreased to 34% in the second quarter of 2012 from 48% in the second quarter of 2011, and 45% in the first quarter of 2012.

Total operating expenses in the second quarter of 2012 were $3.6 million, which included $0.1 million of non-cash, share-based compensation charges. Operating expenses for the second quarter of 2011 were $3.1 million, which included $0.1 million of non-cash, share-based compensation charges. Operating expenses for the first quarter of 2012 were $4.0 million, which included $0.1 million of non-cash, share-based compensation.

Non-GAAP net loss for the second quarter of 2012 was $2.3 million compared to non-GAAP net income of $0.4 million in the second quarter of 2011. Non-GAAP net loss for the first quarter of 2012 was $2.1 million.

An explanation of LookSmart's use of non-GAAP financial measures, including the limitations of such measures relative to GAAP measures and reconciliation between GAAP and non-GAAP measures where appropriate, is included later in this release.

Capital expenditures, including capitalization of internally developed software, in the second quarter of 2012 were $0.7 million, compared to $0.2 million in the second quarter of 2011, and $0.3 million in the first quarter of 2012. Depreciation and amortization in the second quarter of 2012 was $0.5 million, compared to $0.7 million in the second quarter of 2011 and $0.6 million in the first quarter of 2012.

The Company ended the quarter with $20.2 million in cash, cash equivalents, and investments, compared to $24.8 million at December 31, 2011.

Q2 2012 Key Metrics Performance

•	Total paid clicks for the second quarter of 2012 were 52 million, compared to 146 million for the second quarter of 2011 and 101 million for the first quarter of 2012.

•	Average Advertising Network RPC for the second quarter of 2012 was $0.063 compared to $0.043 in the second quarter of 2011 and $0.036 in the first quarter of 2012.

•	Traffic acquisition costs (TAC) for LookSmart's Ad Networks increased to 61% in the second quarter of 2012 from 48% in second quarter of 2011 and 51% in the first quarter of 2012.

Conference Call

LookSmart will host a conference call Thursday, August 2nd, at 5:00 p.m. ET to discuss its second quarter 2012 financial results. Participating on the call will be Dr. Jean-Yves Dexmier, Executive Chairman and Chief Executive Officer and Bill O'Kelly, Senior Vice President Operations and Chief Financial Officer. To listen to the call from the U.S., dial 1-877-407-3982; from outside the U.S., dial 1-201-493-6780. A telephonic replay of the call will be available until Tuesday, August 16, 2012, 11:59pm ET. To access the replay from the U.S., dial 1-877-870-5176 and enter passcode 398321; from outside the U.S., dial 1-858-384-5517 and enter passcode 398321. The call will also be available live by webcast on LookSmart's Investor Relations website at http://investor.shareholder.com/looksmart/.

About LookSmart, Ltd.

LookSmart is a pioneer in online advertising. Founded in 1997, LookSmart has been connecting advertisers and agencies to high quality sources of inventory for performance marketing, and helps online publishers monetize their inventory through our award winning Ad Center platform. Our highly scalable technology processes billions of search queries on a daily basis, enabling marketers to bid in real time across search and display inventory, and leverage intent data to get performance that meets aggressive campaign goals. LookSmart is based in San Francisco, CA, with offices in Los Angeles and New York City. For more information, visit www.looksmart.com or call 415-348-7500.

The LookSmart, Ltd. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=8717

GAAP to Non-GAAP Reconciliation

We provide a reconciliation of GAAP net loss to non-GAAP net income (loss) below:

	Three Months Ended
(000's)	June 30, 2012 (unaudited)	March 31, 2012 (unaudited)	June 30, 2011 (unaudited)
GAAP net income (loss)	$(2,359)	$(2,150)	$354
Add: Share-based compensation from continuing operations	54	67	90
Non-GAAP net income (loss)	$(2,305)	$(2,083)	$444

Use of Non-GAAP Measures

Regulation G, "Conditions for Use of Non-GAAP Financial Measures," and other provisions of the Securities Exchange Act of 1934, as amended, define and prescribe the conditions for use of certain non-GAAP financial information. LookSmart provides "non-GAAP net income (loss)," which is a non-GAAP financial measure. Non-GAAP net income (loss) consists of net income (loss) before share-based compensation expense from continuing operations.

The Company believes this non-GAAP financial measure provides important supplemental information to management and investors. This non-GAAP financial measure reflects an additional way of viewing aspects of the Company's operations that the Company believes, when viewed with the GAAP results and the accompanying reconciliation to corresponding GAAP financial measures, provides useful information regarding factors and trends affecting the Company's business and results of operations.

For the non-GAAP financial measure non-GAAP net income (loss), the adjustment provides management with information about LookSmart's operating performance that enables comparison of its operating financial results in different reporting periods. Additionally, our management uses non-GAAP net income (loss) as a supplemental measure in the evaluation of our business, and believes that non-GAAP net income (loss) provides visibility into our ability to meet our future capital expenditures and working capital requirements.

This non-GAAP financial measure is used in addition to, and in conjunction with, results presented in accordance with GAAP and should not be relied upon to the exclusion of GAAP financial measures. Management strongly encourages investors to review the Company's consolidated financial statements in their entirety and to not rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies' non-GAAP financial measures having the same or similar names. In addition, the Company expects to continue to incur expenses similar to the non-GAAP adjustments described above, in particular share-based compensation expense, and exclusion of these items from the Company's non-GAAP measures should not be construed as an inference that these costs are unusual, infrequent or non-recurring.

Forward-Looking Statements

This press release contains forward-looking statements, such as references to our business prospects. These statements, including their underlying assumptions, are subject to risks and uncertainties and are not guarantees of future performance. Results may differ due to various factors such as the possibility that the technology projects on which we are working or our anticipated releases are delayed for any reason. Additional risks that could cause actual results to differ materially from those projected are discussed in our Annual Report on Form 10-K for the year ended December 31, 2011, as filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's analysis only as of the date hereof.

The statements presented in this press release speak only as of the date of the release. Please note that except as required by applicable law we undertake no obligation to revise or update publicly any forward-looking statements for any reason.

NOTE: "LookSmart" is a trademark of LookSmart, Ltd., and/or its subsidiaries in the U.S. and other countries. All other trademarks mentioned are the property of their respective owners.

SOURCE:  LOOKSMART, LTD.

Bill O’Kelly, Senior Vice President Operations and Chief Financial Officer
(415) 348-7208
bo’kelly@looksmart.net

ICR, Inc.
John Mills, Senior Managing Director
(310) 954-1100
john.mills@icrinc.com

LOOKSMART, LTD.

CONSOLIDATED BALANCE SHEETS

(In thousands, except per share data)

	June 30, 2012	December 31, 2011
ASSETS	(Unaudited)
Current assets:
Cash and cash equivalents	$11,506	$17,950
Short-term investments	8,694	6,809
Total cash, cash equivalents and short-term investments	20,200	24,759
Trade accounts receivable, net	1,496	1,588
Prepaid expenses and other current assets	556	604
Total current assets	22,252	26,951
Property and equipment, net	1,574	1,941
Capitalized software and other assets, net	1,474	1,220
Total assets	$25,300	$30,112

LIABILITIES & STOCKHOLDERS' EQUITY
Current liabilities:
Trade accounts payable	$1,368	$1,682
Accrued liabilities	1,109	895
Deferred revenue and customer deposits	1,159	1,143
Current portion of capital lease obligations	313	515
Total current liabilities	3,949	4,235
Capital lease and other obligations, net of current portion	140	296
Total liabilities	4,089	4,531
Commitment and contingencies
Stockholders' equity:
Convertible preferred stock, $0.001 par value; Authorized: 5,000 shares at June 30, 2012 and December 31, 2011; Issued and Outstanding: none at June 30, 2012 and December 31, 2011	-	-
Common stock, $0.001 par value; Authorized: 80,000 shares; Issued and Outstanding: 17,293 shares and 17,288 shares at June 30, 2012 and December 31, 2011, respectively	17	17
Additional paid-in capital	262,335	262,201
Accumulated other comprehensive loss	(19)	(24)
Accumulated deficit	(241,122)	(236,613)
Total stockholders' equity	21,211	25,581
Total liabilities and stockholders' equity	$25,300	$30,112

LOOKSMART, LTD.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Revenue	$3,574	$6,605	$7,587	$14,994
Cost of revenue	2,370	3,439	4,585	8,094
Gross profit	1,204	3,166	3,002	6,900
Operating expenses:
Sales and marketing	753	558	1,459	1,167
Product development and technical operations	1,555	1,550	3,343	3,144
General and administrative	1,264	1,037	2,725	2,462
Restructuring charge	-	-	-	889
Total operating expenses	3,572	3,145	7,527	7,662
Income (loss) from operations	(2,368)	21	(4,525)	(762)
Non-operating income (expense), net
Interest income	21	24	41	47
Interest expense	(9)	(24)	(21)	(53)
Other income (expense), net	(3)	333	(4)	326
Income (loss) from operations before income taxes	(2,359)	354	(4,509)	(442)
Income tax benefit	-	-	-	1
Net income (loss)	$(2,359)	$354	$(4,509)	$(441)
Net income (loss) per share - Basic and Diluted	$(0.14)	$0.02	$(0.26)	$(0.03)
Weighted average shares outstanding used in computing basic net income (loss) per share	17,293	17,274	17,293	17,255
Weighted average shares outstanding used in computing diluted net income (loss) per share	17,293	17,368	17,293	17,255